UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2005

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2005, the Company’s subsidiary, Cadapult Graphic Systems, Inc., a New Jersey corporation, entered into an Asset Purchase Agreement with IO Integration, Inc. Pursuant to the agreement, for the consideration of $1, Cadapult sold to IO Integration certain assets related to its systems integration business, consisting of its service and support contracts and pre-paid expenses and IO Integration assumed all obligations and liabilities in connection with the performance of the service and support contracts.

This sale will result in a one time gain of approximately $180,000. In connection with the Company’s decision to cease its systems integration business, the Company may incur certain costs to exit this business including a write-down of certain inventories and charges for impairment of goodwill. The gain and any expenses and charges will be recognized in the quarter and fiscal year ending June 30, 2005.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, the Company’s current independent registered public accounting firm, J.H. Cohn LLP (“J.H. Cohn”), brought to the attention of the Company that certain of the Company’s issued and outstanding stock options are subject to variable accounting treatment under the Financial Accounting Standards Board’s Interpretation 44, “Accounting for Certain Transactions involving Stock Compensation — an interpretation of APB Opinion No. 25” (Issue Date 3/00). Accordingly, certain previously unrecognized compensation expense needs to be recognized in financial statements previously issued by the Company.

As of May 5, 2005, the Board of Directors of the Company concluded that the Company’s financial statements for all of the Company’s fiscal periods since June 30, 2003 should no longer be relied upon because of the impact of such variable accounting treatment. Under variable option accounting, a non-cash compensation expense is increased or decreased as a result of changes in the market price of the Company’s common stock. The Company’s management reviewed these non-cash adjustments with its Board of Directors, and J.H. Cohn and Wiss & Company LLP (“Wiss”), the Company’s previous independent registered public accounting firm, each of whom agreed with the Company’s decision to restate its results of operations for the fiscal year ended June 30, 2004, and for each of the Company’s quarters in the fiscal year ending June 30, 2005. The Company has rescinded the applicable option exercise provisions that resulted in the variable option accounting treatment in the Company’s financial statements. Upon completion of such review, the Company intends to restate its financial statements, as and to the extent required.

As previously reported, prior to February 10, 2004, the Company used a different outside independent registered public accounting firm. The Company’s present independent registered public accounting firm is J.H. Cohn.

The Audit Committee of the Company’s Board of Directors, consisting of Ed Ruzinsky, Paul C. Baker and Alan Bazaar, as well as Michael W. Levin, the Company’s President and Chief Executive Officer, and, Denise Hawkins, the Company’s Principal Financial Officer and Secretary, discussed with the matters disclosed in this Item 4.02 with J.H. Cohn and Wiss and determined that it was going to have to restate certain previously filed financial statements. The Company has requested letters from J.H. Cohn and Wiss stating that they agree with the Company’s statements herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit

2	Asset Purchase Agreement
99.1	Letter, dated May 11, 2005, from Wiss & Company, LLP to the Securities and Exchange Commission
99.2	Letter, dated May 11, 2005, from J.H. Cohn LLP to the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: May 11, 2005	By: /s/ Michael W. Levin Michael W. Levin, President

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